                                                                  EXHIBIT 10.45

                                                                 EXECUTION COPY

--------------------------------------------------------------------------------



                                     3-YEAR
                                CREDIT AGREEMENT
                            Dated as of June 28, 2002

                                      Among

                                     AMERCO,

                            The Lenders Named Herein,

                             Bank of America, N.A.,
                              as Syndication Agent,

            Bank One, NA, with its main office in Chicago, Illinois,
                             as Documentation Agent

                                       and

                              JPMorgan Chase Bank,
                             as Administrative Agent

                   -------------------------------------------

                          J.P. Morgan Securities Inc.,
                    As Sole Bookrunner and Sole Lead Arranger

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE I. DEFINITIONS...................................................................................2
   SECTION 1.01. Defined Terms...........................................................................2
   SECTION 1.02. Terms Generally........................................................................21

ARTICLE II. THE COMMITMENTS.............................................................................21
   SECTION 2.01. Commitments............................................................................21
   SECTION 2.02. Committed Loans........................................................................21
   SECTION 2.03. Competitive Loans......................................................................23
   SECTION 2.04. Notes; Repayment of Loans..............................................................26
   SECTION 2.05. Intentionally Omitted..................................................................26
   SECTION 2.06. Fees...................................................................................26
   SECTION 2.07. Interest on Loans......................................................................27
   SECTION 2.08. Additional Interest....................................................................27
   SECTION 2.09. Alternate Rate of Interest.............................................................28
   SECTION 2.10. Termination and Reduction of Commitments...............................................28
   SECTION 2.11. Prepayment.............................................................................29
   SECTION 2.12. Reserve Requirements; Change in Circumstances..........................................30
   SECTION 2.13. Change in Legality.....................................................................31
   SECTION 2.14. Indemnity..............................................................................32
   SECTION 2.15. Pro Rata Treatment.....................................................................32
   SECTION 2.16. Sharing of Setoffs.....................................................................32
   SECTION 2.17. Payments...............................................................................33
   SECTION 2.18. Taxes..................................................................................33
   SECTION 2.19. Termination or Assignment of Commitments Under Certain
                 Circumstances..........................................................................35
   SECTION 2.20. Increase in Commitments................................................................36

ARTICLE III. REPRESENTATIONS AND WARRANTIES.............................................................37
   SECTION 3.01. Organization; Powers...................................................................38
   SECTION 3.02. Authorization..........................................................................38
   SECTION 3.03. Enforceability.........................................................................38
   SECTION 3.04. Governmental and Other Approvals.......................................................38
   SECTION 3.05. Financial Statements...................................................................38
   SECTION 3.06. No Material Adverse Change.............................................................39
   SECTION 3.07. Title to Properties; Possession Under Leases...........................................39
   SECTION 3.08. Subsidiaries...........................................................................39
   SECTION 3.09. Litigation; Compliance with Laws.......................................................39
   SECTION 3.10. Agreements.............................................................................39
   SECTION 3.11. Federal Reserve Regulations............................................................40
   SECTION 3.12. Governmental Regulation................................................................40
   SECTION 3.13. Use of Proceeds........................................................................40
   SECTION 3.14. Tax Returns............................................................................40
   SECTION 3.15. No Material Misstatements..............................................................40

   SECTION 3.16. Employee Benefit Plans.................................................................41
   SECTION 3.17. Environmental and Safety Matters.......................................................41
   SECTION 3.18. Patents, Licenses, Franchises and Formulas.............................................42
   SECTION 3.19. Priority Indebtedness..................................................................42
   SECTION 3.20. Liquidity..............................................................................43

ARTICLE IV. CONDITIONS OF LENDING.......................................................................43
   SECTION 4.01. Initial Credit Event...................................................................43
   SECTION 4.02. Each Credit Event......................................................................45

ARTICLE V. AFFIRMATIVE COVENANTS........................................................................46
   SECTION 5.01. Existence; Businesses and Properties...................................................46
   SECTION 5.02. Insurance..............................................................................46
   SECTION 5.03. Obligations and Taxes..................................................................46
   SECTION 5.04. Financial Statements, Reports, etc.....................................................47
   SECTION 5.05. ERISA..................................................................................51
   SECTION 5.06. Maintaining Records; Access to Properties and Inspections..............................51
   SECTION 5.07. Use of Proceeds........................................................................52
   SECTION 5.08. Equal Security for Loans and Notes; Ratable Guaranties.................................52
   SECTION 5.09. Pari Passu Ranking.....................................................................52
   SECTION 5.10. Corporate Franchises, Patents and Licenses.............................................52
   SECTION 5.11. Additional Guarantors; Additional Collateral...........................................53
   SECTION 5.12. Additional Financings..................................................................54
   SECTION 5.13. Delivery of Corporate Documents........................................................54

ARTICLE VI. NEGATIVE COVENANTS..........................................................................54
   SECTION 6.01. Limitations on Restrictions on Subsidiary Dividends, etc...............................54
   SECTION 6.02. Priority Indebtedness..................................................................55
   SECTION 6.03. Liens..................................................................................55
   SECTION 6.04. Mergers, Consolidations and Sales of Assets............................................57
   SECTION 6.05. Disposition of Capital Stock of Subsidiaries of the Borrower...........................57
   SECTION 6.06. Sale of Receivables....................................................................58
   SECTION 6.07. Transactions with Affiliates...........................................................58
   SECTION 6.08. Business of Borrower and its Subsidiaries..............................................58
   SECTION 6.09. Preferred Stock........................................................................58
   SECTION 6.10. Restricted Payments....................................................................68
   SECTION 6.11. Transfers of Assets to Insurance Subsidiaries..........................................59
   SECTION 6.12. Private Placement Amendment............................................................59
   SECTION 6.13. Intercompany Indebtedness..............................................................59

ARTICLE VII. FINANCIAL COVENANTS........................................................................59
   SECTION 7.01. Indebtedness...........................................................................60
   SECTION 7.02. Consolidated Tangible Net Worth........................................................60
   SECTION 7.03. Fixed Charge Coverage Ratio............................................................60

ARTICLE VIII. EVENTS OF DEFAULT.........................................................................60

ARTICLE IX. THE ADMINISTRATIVE AGENT....................................................................63

ARTICLE X. MISCELLANEOUS................................................................................66
   SECTION 10.01. Notices...............................................................................66
   SECTION 10.02. Survival of Agreement.................................................................67
   SECTION 10.03. Binding Effect........................................................................67
   SECTION 10.04. Successors and Assigns................................................................67
   SECTION 10.05. Expenses; Indemnity...................................................................71
   SECTION 10.06. Right of Setoff.......................................................................72
   SECTION 10.07. Applicable Law........................................................................72
   SECTION 10.08. Waivers; Amendment....................................................................72
   SECTION 10.09. Interest Rate Limitation..............................................................73
   SECTION 10.10. Independence of Covenants.............................................................73
   SECTION 10.11. Change in Accounting Principles.......................................................73
   SECTION 10.12. Entire Agreement......................................................................74
   SECTION 10.13. Waiver of Jury Trial..................................................................74
   SECTION 10.14. Severability..........................................................................75
   SECTION 10.15. Counterparts..........................................................................75
   SECTION 10.16. Headings..............................................................................75
   SECTION 10.17. Jurisdiction; Consent to Service of Process...........................................75

         EXHIBITS AND SCHEDULES

Exhibit A         -        Form of Note

Exhibit B         -        Form of Assignment and Acceptance
Exhibit C         -        Form of Administrative Questionnaire
Exhibit D         -        Form of Compliance Certificate
Exhibit E         -        Form of Legal Opinions
Exhibit F-1       -        Form of Competitive Bid Request
Exhibit F-2       -        Form of Notice of Competitive Bid Request
Exhibit F-3       -        Form of Competitive Bid
Exhibit F-4       -        Form of Competitive Bid Accept/Reject Letter
Exhibit G         -        Form of Joinder Agreement
Exhibit H         -        Form of Guaranty
Exhibit I         -        Form of Pledge Agreement
Exhibit J         -        Form of Intercompany Note

Schedule 1.01     -        Existing Debt Agreements to be Paid Off and Terminated on Closing Date
Schedule 2.01     -        Lenders and Initial Commitments
Schedule 3.08     -        Subsidiaries of the Borrower
Schedule 3.19     -        Priority Indebtedness
Schedule 6.01     -        Existing Indebtedness
Schedule 6.03     -        Liens securing Indebtedness in Excess of $1,000,000

                             3-YEAR CREDIT AGREEMENT

            3-YEAR CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement" or the "Facility") dated as of June 28, 2002 among AMERCO, a Nevada corporation (the "Borrower"), the banks, financial institutions, and other entities listed in Schedule 2.01 (together with each entity which becomes a "Lender" pursuant to Section 10.04, individually, a "Lender" and collectively, the "Lenders"), J.P. Morgan Securities Inc. as Sole Lead Arranger and Sole Bookrunner ("JPMorgan" and, in such capacity, the "Lead Arranger"), Bank of America, N.A., as syndication agent (in such capacity, the "Syndication Agent"), Bank One, NA, with its main office in Chicago, Illinois, as Documentation Agent (in such capacity, the "Documentation Agent") and JPMORGAN CHASE BANK, as administrative agent for the Lenders ("JPMCB" and, in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, the Borrower has requested the Lenders to extend credit in order to enable the Borrower, subject to the terms and conditions of this Agreement, to borrow on a competitive basis or on a revolving basis, at any time and from time to time prior to the Maturity Date (as defined herein), in an aggregate principal amount at any time outstanding not in excess of the Total Commitment (as defined herein), and the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, IT IS AGREED AS FOLLOWS:


ARTICLE I. DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Loan" shall mean any Committed Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "Adjusted Capitalization" shall mean (a) Consolidated Tangible Net Worth plus (b) Consolidated Indebtedness.

            "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Adjusted Operating Earnings" shall mean for any period Consolidated Net Income for such period plus (a) to the extent deducted in determining such Consolidated Net Income, the sum of (i) extraordinary losses (net of any credits against or reduction of Federal and state income taxes resulting from such loss), determined in accordance with GAAP, (ii) depreciation and amortization,
(iii) all taxes on or measured by income, whether Federal, state, local or otherwise, including any deferred portions thereof and (iv) all Fixed Charges, less (b) to the extent added in determining such Consolidated Net Income, extraordinary gains (net of any increases in Federal and state income taxes resulting from such gain), determined in accordance with GAAP.

            "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit C.

            "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of
(a) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in New York City (the "Prime Rate") on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.5%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Annual Statement" shall mean, as to any Insurance Subsidiary, the annual financial statement of such Insurance Subsidiary as required to be filed with the Applicable Insurance Regulatory Authority, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages, columns of the Annual Statement are based on the format promulgated by the NAIC for 2001 Property and Casualty Company Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 2001 Annual Statement of such Insurance Subsidiary.

            "Applicable Facility Fee Percentage" shall mean on any date the applicable percentage set forth below based upon the ratings applicable on such date to the Borrower's senior, unsecured, non-credit enhanced long term indebtedness for borrowed money ("Index Debt"):

                                                          APPLICABLE
                          RATING                         FACILITY FEE
                         CATEGORY                         PERCENTAGE
                         --------                        ------------
                      Rating                                0.50%
                      ------
                      BBB+ by S&P
                      Baa1 by Moody's,
                      or above

                      Rating                                0.625%
                      ------
                      BBB by S&P
                      Baa2 by Moody's

                      Rating                                0.625%
                      ------
                      BBB- by S&P
                      Baa3 by Moody's

                      Rating                                0.75%
                      ------
                      BB+ by S&P
                      Ba1 by Moody's

                      Rating                                0.75%
                      ------
                      BB by S&P
                      Ba2 by Moody's,
                      or below


            For purposes of the foregoing, if the ratings established or deemed to have been established by Moody's and S&P for the Borrower's Index Debt shall fall within different Rating Categories, the Applicable Facility Fee Percentage shall be based on the higher of the two ratings unless one of the two ratings is two or more Rating Categories lower than the other, in which case the Applicable Facility Fee Percentage shall be determined by reference to the Rating Category next above that of the lower of the two ratings. If the ratings established or deemed to have been established by Moody's and S&P for the Borrower's Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent or a Lender. Each change in the Applicable Facility Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If Moody's or S&P shall change its rating system, or if either such rating agency shall cease to be in the business of rating corporate debt obligations (any such event, a "Rating Event" and any such agency, a "Rating Event Agency"), the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Event Agency. Pending the effectiveness of any such amendment, the Applicable Facility Fee Percentage shall be based on the rating by the Rating Event Agency in effect immediately prior to the Rating Event and the rating of the other rating agency in the manner set forth above. If, other than as a result of a Rating Event, (i) either Moody's or S&P ceases to rate the Borrower's Index Debt, the Applicable Facility Fee Percentage shall be based on the rating by the rating agency which has continued to rate the Borrower's Index Debt and the lowest rating in the grid above for the rating agency which has ceased to rate the Borrower's Index Debt in the manner set forth above and (ii) both Moody's and S&P cease to rate the Borrower's Index Debt, the Applicable Facility Fee Percentage shall be based on the lowest rating in the grid above.

            "Applicable Insurance Regulatory Authority" shall mean, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in (a) each state in which such Insurance Subsidiary is domiciled or (b) to the extent asserting regulatory jurisdiction over such Insurance Subsidiary, the insurance department, authority or agency in each state in which such Insurance Subsidiary is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Insurance Subsidiary.

            "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

            "Applicable Margin" shall mean on any date, with respect to the Loans, the applicable spread set forth below (expressed as a percentage) based upon the ratings applicable on such date to the Borrower's Index Debt:

                          RATING                          APPLICABLE
                         CATEGORY                           MARGIN
                         --------                         ----------
                      Rating                                1.00%
                      ------
                      BBB+ by S&P
                      Baa1 by Moody's,
                      or above

                      Rating                                1.125%
                      ------
                      BBB by S&P
                      Baa2 by Moody's

                      Rating                                1.375%
                      ------
                      BBB- by S&P
                      Baa3 by Moody's

                      Rating                                1.50%
                      ------
                      BB+ by S&P
                      Ba1 by Moody's

                      Rating                                1.75%
                      ------
                      BB by S&P
                      Ba2 by Moody's,
                      or below

            For purposes of the foregoing, if the ratings established or deemed to have been established by Moody's and S&P for the Borrower's Index Debt shall fall within different Rating Categories, the Applicable Margin shall be based on the higher of the two ratings unless one of the two ratings is two or more Rating Categories lower than the other, in which case the Applicable Margin shall be determined by reference to the Rating Category next above that of the lower of the two ratings. If the ratings established or deemed to have been established by Moody's and S&P for the Borrower's Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If Moody's or S&P shall change its rating system, or if either such rating agency shall cease to be in the business of rating corporate debt obligations (any such event, a "Rating Event" and any such agency, a "Rating Event Agency"), the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Event Agency. Pending the effectiveness of any such amendment, the Applicable Margin shall be based on the rating by the Rating Event Agency in effect immediately prior to the Rating Event and the rating of the other rating agency in the manner set forth above. If, other than as a result of a Rating Event, (i) either Moody's or S&P ceases to rate the Borrower's Index Debt, the Applicable Margin shall be based on the rating by the rating agency which has continued to rate the Borrower's Index Debt and the lowest rating in the grid above for the rating agency which has ceased to rate the Borrower's Index Debt in the manner set forth above and
(ii) both Moody's and S&P cease to rate the Borrower's Index Debt, the Applicable Margin shall be based on the lowest rating in the grid above.

            "Approved Fund" shall mean with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

            "Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Borrower's ESOP" shall mean the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan dated July 24, 1988, as amended from time to time.

            "Borrowing" shall mean a group of Committed Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

            "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan or a Eurodollar Competitive Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof (including all amounts which such Person is obligated to pay to another on termination of the applicable lease or surrender of the applicable property, but excluding any amounts required to be paid by such Person (regardless of whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges), which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            A "Change of Control" shall be deemed to have occurred if a Person or group of Persons within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended) other than the Shoen Group and the Borrower's ESOP shall acquire or hold beneficial ownership of 49% or more of the outstanding shares of voting stock of the Borrower."

            "Closing Date" shall mean June 28, 2002.

            "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

            "Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

            "Commitment" shall mean, with respect to any Lender, the amount set forth opposite such Lender's name in the Register under the heading "Commitment". The initial Commitment of each Lender is set forth in Schedule
2.01 opposite such Lender's name and shall be recorded as such in the Register. The Commitment of each Lender may be reduced from time to time pursuant to
Section 2.10 and Article VIII and may be increased with the consent of such Lender (x) from time to time pursuant to Section 10.04(b) and (y) pursuant to
Section 2.20.

            "Committed Loan" shall mean a revolving loan made by the Lenders to the Borrower pursuant to Section 2.02. Each Committed Loan shall be a Eurodollar Loan or an ABR Loan.

            "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03(b) in the form of Exhibit F-3.

            "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit F-4.

            "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Competitive Loan, the Competitive Margin, and (ii) in the case of a Fixed Rate Competitive Loan, the Fixed Rate, in each case as offered by the Lender making such Competitive Bid.

            "Competitive Bid Request" shall mean a request made pursuant to
Section 2.03(a) in the form of Exhibit F-1.

            "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose

Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

            "Competitive Loan" shall mean a loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Competitive Loan.

            "Competitive Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a percentage to no more than four decimal places) to be added or subtracted from the Adjusted LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

            "Compliance Certificate" shall mean a certificate substantially in the form of Exhibit D.

            "Consent Agent" shall have the meaning assigned to such term in
Section 4.01(k).

            "Consolidated Indebtedness" shall mean all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, eliminating intercompany items.

            "Consolidated Net Income" shall mean for any period the gross revenues of the Borrower and its consolidated Subsidiaries for such period less all expenses and other proper charges (including taxes payable by the Borrower and its consolidated Subsidiaries on or measured by income), determined on a consolidated basis in accordance with GAAP, but excluding: (a) any after tax gains or losses on the sale or other disposition of investments or fixed or capital assets which, under GAAP, require separate or "extraordinary" treatment in the preparation and presentation of the consolidated financial statements;
(b) net earnings and losses of any consolidated Subsidiary of the Borrower accrued prior to the date it became a consolidated Subsidiary of the Borrower; and (c) any portion of the net earnings of any of the Borrower's consolidated Subsidiaries which is unavailable for payment of dividends to the Borrower or any of the Borrower's other consolidated Subsidiaries by reason of the provisions of any agreement or applicable law or regulation.

            "Consolidated Tangible Net Assets" shall mean, as of the date of any determination thereof, the total amount of all assets of the Borrower and its consolidated Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance, prepaid taxes, prepaid advertising, prepaid licensing and other similar expenses prepaid in the ordinary course of business), amounts invested in or advanced to or equity in the Borrower's unconsolidated Subsidiaries less any writedowns thereof, the excess of cost of shares acquired over book value of related assets, any increase in the value of a fixed asset arising from a reappraisal, revaluation or write-up thereof and such other assets as are properly classified as "intangible assets" in accordance with GAAP, all determined on a consolidated basis and in accordance with GAAP.

            "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, the sum of the capital stock, additional paid-in-capital (net of treasury stock) and retained earnings (or minus accumulated deficits) accounts of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP and after the elimination of all assets that would not be included in Consolidated Tangible Net Assets.

            "Contingent Obligation", as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise (a) of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or (b) in respect of which that Person is otherwise directly or indirectly liable, including any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the working capital, solvency or any balance sheet item, level of income or other financial condition of the obligor of such obligation, (iii) to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, or
(iv) to make payment in respect of any net liability arising in connection with any interest rate swap agreement, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

            "Core Assets" shall mean, as to the Borrower or any of its Subsidiaries (other than an Insurance Subsidiary), (a) trucks, trailers, specialty rental items (such as dollies and handtrucks) or storage and rental facilities (including real property and improvements acquired to be used as, or converted to, storage and rental facilities) and (b) any shares of capital stock of any Subsidiary of the Borrower owning, directly or indirectly, any of the assets set forth in clause (a) of this definition.

            "Credit Event" shall mean the making of a Loan or the conversion or continuation of any Loan.

            "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

            "Default Rate" shall have the meaning assigned to such term in
Section 2.08.

            "dollars" or "$" shall mean lawful money of the United States of America.

            "Effective Date" shall mean the date on which this Agreement becomes effective pursuant to Section 10.03.

            "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $250,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America; (d) the central bank of any country which is a member of the OECD; (e) any Lender, (f) any Affiliate of any Lender or (g) an Approved Fund.

            "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

            "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans or Eurodollar Competitive Loans.

            "Eurodollar Committed Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

            "Eurodollar Competitive Borrowing" shall mean a Borrowing comprised of Eurodollar Competitive Loans.

            "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the definition of Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Eurodollar Loan" shall mean any Committed Loan bearing interest at a rate determined by reference to the definition of Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Event of Default" shall have the meaning assigned to such term in
Article VII.

            "Existing Debt Agreements" shall mean each of the credit agreements and/or floating rate term notes to which the Borrower is a party which are listed on Schedule 1.01 hereto.

            "Existing Facility" shall have the meaning assigned to such term in
Section 3.13.

            "Facility" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Facility Fee" shall have the meaning assigned to such term in
Section 2.06(a).

            "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fees" shall mean all amounts payable by the Borrower pursuant to
Section 2.06.

            "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

            "Fixed Charges" shall mean for any period the sum of (a) Operating Lease Obligations of the Borrower and its consolidated Subsidiaries during such period; and (b) all interest charges payable during such period on all Indebtedness of the Borrower and its consolidated Subsidiaries; and (c) all dividends payable during such period with respect to preferred stock of the Borrower or its Subsidiaries issued after the Closing Date; provided, however that dividends payable with respect to any renewals, refinancings and extensions of preferred stock issued prior to the Closing Date, to the extent of the face value of such preferred stock, shall be excluded from subclause (c).

            "Fixed Rate" shall mean the fixed percentage rate per annum (expressed in the form of a percentage to no more than four decimal places) specified by a Lender in its Competitive Bid.

            "Fixed Rate Competitive Borrowing" shall mean a Borrowing comprised of Fixed Rate Competitive Loans.

            "Fixed Rate Competitive Loan" shall mean any Competitive Loan bearing interest at a Fixed Rate in accordance with the provisions of Article II.

            "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis.

            "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guaranteed Portion" shall mean, on the Closing Date, an amount equal to the Total Commitment in effect on the Closing Date. The Guaranteed Portion shall be increased (but not to an amount in excess of the greater of the Total Commitment or the Obligations) (i) immediately upon any increase in the Total Commitment pursuant to Section 2.20, by the amount of such increase, (ii) immediately upon any net increase in Consolidated Tangible Net Assets over the amount of Consolidated Tangible Net Assets as of March 31, 2002, by an amount equal to 10% of such increase, and (iii) immediately upon any repayment, prepayment, redemption, defeasance, retirement or discharge of Priority Indebtedness outstanding on the Closing Date, by the aggregate amount so repaid, prepaid, redeemed, defeased, retired or discharged. The Guaranteed Portion shall be decreased (but not below the lesser of (A) $200,000,000 (the "Floor") or (B) the greater of the Total Commitment or the Obligations) immediately upon any net decrease in Consolidated Tangible Net Assets below the amount of Consolidated Tangible Net Assets as of March 31, 2002, by an amount equal to 10% of such decrease minus the aggregate outstanding amount of any Priority Indebtedness incurred after the Closing Date. In addition, the Guaranteed Portion shall be reduced on a pro rata basis with the Non-Guaranteed Portion as provided in
Section 2.10, with a proportionate reduction in the Floor.

            "Guarantor" shall mean each present and future direct or indirect Subsidiary of the Borrower that executes the Guaranty; provided, however, that the Insurance Subsidiaries, INW Company and U-Haul Co. (Canada) Ltd. shall not be Guarantors hereunder.

            "Guaranty" shall mean a guaranty in substantially the form of Exhibit H, as it may be amended, restated, supplemented or otherwise modified from time to time.

            "Increase Effective Date" shall have the meaning assigned to such term in Section 2.20(b).

            "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind made by any other Person to such Person (other than deposits or advances made by customers of such Person in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than obligations in respect of trade payables incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such Person in respect of Indebtedness of other Persons (other than Indebtedness of a wholly-owned Subsidiary of the Borrower), (h) all Capital Lease Obligations of such Person, (i) the face amount of all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances (other than reimbursement obligations in respect of payments made to trade creditors in the ordinary course of business) and (j) any net liability owing in respect of the termination or liquidation of any interest rate swap agreement, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

            "Index Debt" shall have the meaning assigned thereto in the definition of Applicable Facility Fee Percentage.

            "Insurance Subsidiaries" shall mean Republic Western Insurance Company, Republic Claims Service Company, Republic Western Syndicate, Inc., North American Fire and Casualty Insurance Company, RWIC Investments, Inc., Republic Western Specialty Underwriters, Inc., Ponderosa Insurance Agency, Inc., Oxford Life Insurance Company, Oxford Life Insurance Agency, Christian Fidelity Life Insurance Company, Encore Financial, Inc., North American Insurance Company, Encore Agency, Inc., Community Health, Inc., Community Health Partners, Inc.

            "Interest Payment Date" shall mean (a) with respect to any ABR Loan, the fifteenth day of each February, May, August and November, (b) with respect to any Eurodollar Loan or any Eurodollar Competitive Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Period of three months' duration been applicable to such Borrowing and in addition, the date of any conversion or continuation of such Borrowing with or to a Borrowing of a different Type, and (c) with respect to any Fixed Rate Competitive Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Competitive Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Period of 90 days' duration been applicable to such Borrowing and in addition, the date of any refinancing of such Borrowing with or to a Borrowing of a different Type.

            "Interest Period" shall mean (a) as to any Eurodollar Committed Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any Eurodollar Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar week or month, as the case may be, that is 1, 2 or 3 weeks or 1, 2, 3 or 6 months thereafter, as specified in the Competitive Bid pursuant to which the offer to make the Eurodollar Competitive Loans was extended and (c) as to any Fixed Rate Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bid pursuant to which the offer to make the Fixed Rate Competitive Loans was extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Borrowings only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "Investment" in any Person shall mean any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clauses (f) and (g) of the definition of "Indebtedness" (without giving effect to the parenthetical in clause (g) of such definition) in respect of such Person.

            "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit G.

            "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Party" means any of the Borrower and the Guarantors.

            "Loans" shall mean Committed Loans and/or Competitive Loans, as the case may be.

            "Loan Documents" shall mean this Agreement, the Guaranty, the Pledge Agreement, any Joinder Agreement and the Notes, if any.

            "Margin Stock" shall have the meaning given such term under Regulation U.

            "Material Adverse Change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

            "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

            "Material Subsidiary" shall mean any Subsidiary of the Borrower having a consolidated tangible net worth, determined in accordance with GAAP (without giving effect to any of the Obligations), equal to or greater than $10,000,000.

            "Maturity Date" shall mean June 28, 2005.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "NAIC" shall mean the National Association of Insurance Commissioners, or any successor organization.

            "Non-Guaranteed Portion" shall mean (a) the greater of (i) the Total Commitment or (ii) the Obligations minus (b) the Guaranteed Portion.

            "Non-Insurance Subsidiaries" shall mean the Borrower's Subsidiaries other than the Insurance Subsidiaries.

            "Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A, evidencing the Loans.

            "Obligations" shall mean all amounts owing to the Administrative Agent or any Lender pursuant to the terms of any Loan Document.

            "Operating Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or combination thereof (including all amounts which such Person is obligated to pay to another on termination of the applicable lease or surrender of the applicable property, but excluding any amounts required to be paid by such Person (regardless of whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges), which obligations are not Capital Lease Obligations.

            "Other Taxes" shall have the meaning assigned to such term in
Section 2.18.

            "Participant" shall have the meaning assigned to such term in
Section 10.04(c).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "Percentage" shall mean for each Lender that percentage obtained by dividing the amount of such Lender's Commitment by the Total Commitment.

            "Person" shall mean any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall mean a pledge agreement in substantially the form of Exhibit I, as it may be amended, restated, supplemented or otherwise modified from time to time.

            "Priority Indebtedness" shall have the meaning assigned to such term in Section 6.02.

            "Private Placement" shall mean that certain Note Purchase Agreement dated as of March 15, 2002 entered into by the Borrower, AMERCO Real Estate Company, and the Purchasers party thereto, with respect to the issue and sale of
(a) $95,000,000 aggregate principal amount of 8.28% Senior Notes, Series A, due April 30, 2012, and (b) $5,000,000 7.85% Senior Notes, Series B, due April 30, 2007.

            "Register" shall have the meaning assigned to such term in Section 10.04(b)(iv).

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Reinsurance Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

            "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA.

            "Required Lenders" shall mean, at any time, Lenders having Commitments representing more than 50% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VII or in the event that the Commitments have been terminated, Lenders representing more than 50% of the aggregate principal amount of Loans outstanding.

            "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

            "Retrocession Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

            "S&P" shall mean Standard & Poor's, a Division of The McGraw Hill Companies.

            "SAC" shall mean SAC Holding Corporation and its Subsidiaries.

            "Sale and Leaseback Obligations" shall mean, without duplication, obligations of the Borrower and its Subsidiaries (whether as lessees, guarantors, sureties or otherwise) relating to Sale and Leaseback Transactions (other than Sale and Leaseback Transactions in respect of Core Assets and computer equipment that, in each case, are, within 120 days after the acquisition thereof by the Borrower or the applicable Subsidiary, sold to another Person and rented or leased from such Person by the Borrower or its Subsidiaries). The amount of such obligations (regardless of whether such obligations are Capital Lease Obligations) shall be determined in a manner consistent with the determination of Capital Lease Obligations.

            "Sale and Leaseback Transaction" shall mean, with respect to any Person, any arrangement with another whereby such Person shall, directly or indirectly, in one transaction or a series of related transactions, sell, transfer or otherwise dispose of any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as such property being sold, transferred or otherwise disposed of.

            "SAP" shall mean, as to any Insurance Subsidiary, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state in which such Insurance Subsidiary is domiciled.

            "Shoen Group" shall mean (a) Edward J. Shoen, Mark V. Shoen, James
P. Shoen and the spouses and lineal descendants of said individuals, the spouses of said lineal descendants and the lineal descendants of said spouses, (b) any trusts for the exclusive benefit of or the executor or administrator of the estate of or other legal representative of any of the individuals referred to in the immediately preceding clause (a) and (c) any corporation with respect to which all the voting stock thereof is, directly or indirectly, owned by any of the individuals referred to in the preceding clause (a).

            "Statutory Reserve Rate" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans and Eurodollar Competitive Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. For the avoidance of doubt, neither SAC Holding Corporation nor any of its Subsidiaries shall be a Subsidiary of the Borrower unless it shall satisfy the requirements of clauses
(a) or (b) above.

            "Subsidiary Stock Transfer" shall have the meaning assigned to such term in Section 6.05.

            "Taxes" shall have the meaning assigned to such term in Section
2.18.

            "Total Commitment" shall mean at any time the aggregate amount of the Commitments as in effect at such time. On the Effective Date, the Total Commitment is $205,000,000.

            "Transactions" shall have the meaning assigned to such term in
Section 3.02.

            "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the Fixed Rate and the Alternate Base Rate.

            "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "others" and "other Persons" shall be deemed to include the Borrower and/or its Subsidiaries as the context requires. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Articles VI and VII, such terms, to the extent not otherwise expressly provided herein, shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05.

ARTICLE II. THE COMMITMENTS

            SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Committed Loans to the Borrower, at any time and from time to time until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding which shall not exceed the Commitment set forth opposite its name in the Register, as such Commitment may be reduced from time to time pursuant to Section 2.10 subject, however, to the condition that at no time shall the sum of the outstanding aggregate principal amount of all Loans made by all Lenders exceed the Total Commitment.

            Within the limits set forth in the preceding paragraph, the Borrower may borrow, pay or prepay and reborrow Committed Loans on or after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

            SECTION 2.02. Committed Loans.

            (a) Each Committed Loan shall be made as part of a Borrowing consisting of Committed Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Committed Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Committed Loan required to be made by such other Lender). The Committed Loans comprising each Borrowing shall be in a minimum aggregate principal amount of $10,000,000 (or an aggregate principal amount equal to the remaining balance of the Commitments) and in an integral multiple of $1,000,000 in excess thereof.

            (b) Each Borrowing of Committed Loans shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrower may request pursuant to Section 2.02(f). Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and any applicable Note. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in more than eight Interest Periods being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

            (c) Subject to paragraph (e) below, each Lender shall make a Committed Loan in the amount of its pro rata portion, as determined under
Section 2.15, of each Borrowing of Committed Loans hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 1:30 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing of Committed Loans that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Committed Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Committed Loan as part of such Borrowing for purposes of this Agreement.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            (e) The Borrower may elect to convert or continue all or any part of any Borrowing of Committed Loans with a Borrowing of Committed Loans of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Borrowing of Committed Loans or part thereof so converted or continued shall be deemed to be repaid or prepaid in accordance with Section
2.04 or 2.11, as applicable, with the proceeds of a new Borrowing of Committed Loans, and the proceeds of the new Borrowing of Committed Loans, to the extent they do not exceed the principal amount of the Borrowing of Committed Loans being converted or continued, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above.

            (f) The Borrower shall give the Administrative Agent written or facsimile notice (or telephone notice promptly confirmed in writing or by facsimile) (a) in the case of a Eurodollar Committed Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 9:00 a.m., New York City time, on the Business Day of a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Eurodollar Committed Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Committed Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Committed Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.02(f) of its election to convert or continue a Borrowing of Committed Loans prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to convert or continue such Borrowing as an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given or deemed given pursuant to this Section 2.02(f), of each Lender's portion of the requested Borrowing of Committed Loans and of the Alternate Base Rate or Adjusted LIBO Rate applicable to such Borrowing.

            SECTION 2.03. Competitive Loans.

            (a) In addition to Committed Loans, the Borrower may request that the Lenders make Competitive Loans hereunder. In order to request Competitive Loans, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit F-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Competitive Borrowing (other than in connection with any Fixed Rate Competitive Borrowing on the Closing Date), not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit F-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier. Each Competitive Bid Request shall refer to this Agreement and specify (x) whether the Competitive Borrowing then being requested is to be a Eurodollar Competitive Borrowing or a Fixed Rate Competitive Borrowing, (y) the date of such Borrowing (which shall be a Business
Day) and the aggregate principal amount thereof which shall be in an integral multiple of $1,000,000 and not less than $25,000,000, and (z) the Interest Period with respect thereto, which may not end after the Maturity Date. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit F-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

            (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid shall be in the form of Exhibit F-3 hereto and must be received by the Administrative Agent via telecopier (i) in the case of a Eurodollar Competitive Borrowing, not later than 11:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Competitive Borrowing, not later than 11:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit F-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Competitive Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Competitive Bid Rates at which the Lender is prepared to make the Competitive Loan or Competitive Loans and (z) the Interest Period thereof (which shall not end after the Maturity Date applicable to such Lender). If any Lender shall fail to deliver a conforming Competitive Bid to the Administrative Agent prior to the date and time indicated in this paragraph (b), such Lender shall be deemed to have elected not to make a Competitive Bid.

            (c) The Administrative Agent shall promptly notify the Borrower by telecopier of all Competitive Bids made, the Competitive Bid Rate and the principal amount of each proposed Competitive Loan in respect of which a Competitive Bid was made, the Interest Period thereof and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

            (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above,
(x) in the case of a Eurodollar Competitive Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Competitive Borrowing, not later than 12:00 noon, New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Borrower to give such notice prior to the date and time indicated in this paragraph shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which partial acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause
(iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause
(iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable. A Competitive Loan shall be extended to the Borrower only if (and upon such extension of each Competitive Loan the Borrower shall be deemed to represent and warrant that), after giving effect to such extension, the sum of the total Committed Loans plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the Total Commitment.

            (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted by the time and in the manner set forth in the first sentence of Section 2.02(c).

            (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request.

            (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower not later than one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

            (h) All notices required by this Section 2.03 shall be given in the manner specified herein and otherwise in accordance with Section 10.01.

            SECTION 2.04. Notes; Repayment of Loans. The Loans made by each Lender shall, upon request of a Lender, be evidenced by a Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender. The outstanding principal balance of each Loan, as may be evidenced by such a Note, shall be payable on the last day of the Interest Period applicable to such Loan and on the Maturity Date. Each Loan shall bear interest from the date of the first borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.07. To the extent any Notes have been issued, each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

            SECTION 2.05. Intentionally Omitted.

            SECTION 2.06. Fees.

            (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each February 15, May 15, August 15 and November 15 and on the Maturity Date or the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee"), at a rate per annum equal to the Applicable Facility Fee Percentage from time to time in effect on the amount of Commitment of such Lender from time to time in effect, whether used or unused, during the three-month period ending on such payment date (or shorter period commencing with the Effective Date, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). The Facility Fee due to each Lender shall commence to accrue on the Effective Date and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein. For purposes of calculating the Facility Fee, if the Commitments have been terminated, the Facility Fee shall be payable on the outstanding principal amount of the Loans.

            (b) The Borrower agrees to pay to the Administrative Agent all fees and other amounts as shall (i) be specified in writing by the Borrower and the Administrative Agent prior to the Closing Date, or (ii) otherwise be agreed to in writing from time to time by the Borrower and the Administrative Agent.

            (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Administrative Agent and the Lenders. Once paid, none of the Fees shall be refundable under any circumstances. Except as otherwise provided herein, all computations of Fees hereunder shall be made on the basis of the actual number of days elapsed in a year of 360 days.

            SECTION 2.07. Interest on Loans.

            (a) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin minus 1.00%.

            (b) Subject to the provisions of Section 2.08, the Loans comprising each Eurodollar Committed Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

            (c) Subject to the provisions of Section 2.08, the Loans comprising each Eurodollar Competitive Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus or minus the Competitive Margin, as offered by the Lender and accepted by the Borrower pursuant to Section 2.03.

            (d) Subject to the provisions of Section 2.08, the Loans comprising each Fixed Rate Competitive Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Fixed Rate offered by the Lender and accepted by the Borrower pursuant to Section 2.03.

            (e) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBO Rate or Fixed Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.08. Additional Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate applicable to ABR Loans plus 2.0% (the "Default Rate").

            SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan or Eurodollar Competitive Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Committed Borrowing pursuant to Section 2.02(f) shall be deemed to be a request for an ABR Borrowing and (ii) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force or effect and shall be rejected by the Administrative Agent. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

            SECTION 2.10. Termination and Reduction of Commitments.

            (a) The Commitments shall automatically terminate on the Maturity Date.

            (b) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount and (ii) a partial reduction shall not be permitted if, as a result thereof, the Total Commitment would total less than $10,000,000.

            (c) Each reduction in the Commitments hereunder shall be made (i) ratably among the Lenders in accordance with their respective applicable Commitments and (ii) pro rata to each of the Guaranteed Portion and the Non-Guaranteed Portion. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

            (d) No termination or reduction of the Commitments hereunder shall be made which would reduce the Total Commitment to an amount less than the aggregate principal amount of the Loans then outstanding to the Borrower (after giving effect to any principal payments made pursuant to Section 2.11(b) in connection with such termination or reduction).

            SECTION 2.11. Prepayment.

            (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than a Competitive Borrowing, which may only be prepaid with the prior written consent of the relevant Lender), in whole or in part, (i) in the case of Eurodollar Loans, upon at least three Business Days' prior written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent and (ii) in the case of ABR Loans, upon written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent on the day of such prepayment; provided, however, that each partial prepayment shall be in an amount of not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein.

            (b) On the date of any pro-rata termination or reduction of the Commitments pursuant to Section 2.10, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the aggregate Commitments after giving effect to such termination or reduction.

            (c) All prepayments under this Section 2.11 shall (i) include accrued interest on the principal amount being prepaid to the date of payment and shall be applied to payment of interest before application to principal and
(ii) be subject to Section 2.14 but otherwise without premium or penalty.

            SECTION 2.12. Reserve Requirements; Change in Circumstances.

            (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan, Eurodollar Competitive Loan or Fixed Rate Competitive Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits, commitment of, with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan, Eurodollar Competitive Loan or Fixed Rate Competitive Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any such Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such

Lender in accordance with Section 2.12(c) such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

            (b) If any Lender shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

            (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

            SECTION 2.13. Change in Legality.

            (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or Eurodollar Competitive Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan or Eurodollar

Competitive Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

            (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Committed Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn;

            (ii) require that all outstanding Eurodollar Loans or Eurodollar Competitive Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans and Eurodollar Competitive Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below; and

            (iii) declare that Eurodollar Competitive Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any obligation of such Lender relating to any Competitive Bid, whether or not accepted by the Borrower, shall be of no force or effect and shall immediately terminate.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans or Eurodollar Competitive Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans or Eurodollar Competitive Loans.

            (b) For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan or Eurodollar Competitive Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan or Eurodollar Competitive Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

            SECTION 2.14. Indemnity. The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow, to convert or to continue any Loan hereunder after irrevocable notice of such borrowing or refinancing has been given pursuant to Section 2.02(f) or Section 2.03, (c) any payment or prepayment of a Eurodollar Loan, Eurodollar Competitive Loan or Fixed Rate Competitive Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Default or Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan, Eurodollar Competitive Loan or Fixed Rate Competitive Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid or not borrowed (assumed, except in the case of a Fixed Rate Competitive Loans, to be the Adjusted LIBO Rate) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

            SECTION 2.15. Pro Rata Treatment. Except as required under Sections
2.13 or 2.19(a), each ABR Borrowing and Eurodollar Committed Borrowing, each payment or prepayment of principal of any such Borrowing, each payment of interest on Committed Loans, each payment of the Facility Fees and each reduction of the Commitments and each conversion or continuation of any ABR Borrowing or Eurodollar Committed Borrowing with a Borrowing of any Type (other than a Competitive Loan), shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Committed Loans). Each payment or prepayment of principal and each payment of interest on any Competitive Loan shall be allocated pro rata among the Lenders participating in such Competitive Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Competitive Borrowing. Each Lender shall be required to fund its pro rata share of any Committed Loan irrespective of whether it has participated in a Competitive Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

            SECTION 2.16. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans, and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding an interest and participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

            SECTION 2.17. Payments.

            (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in dollars to the Administrative Agent at its offices at One Chase Manhattan Plaza, 8th Floor, New York, New York, in immediately available funds, without defense, recoupment, set-off or counterclaim.

            (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

            SECTION 2.18. Taxes.

            (a) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a Participant (any such entity being called a "Transferee")) and franchise taxes imposed on the Administrative Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Administrative Agent or any such Lender (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender (and each Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.18, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense (and reasonably cooperate with the Borrower at the Borrower's expense to obtain such refund). If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.18, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), pay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.18 with respect to such refund), net of all out-of-pocket expenses of such Lender (or Transferee of the Administrative Agent) and without interest; provided that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Nothing contained in this paragraph (c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Upon the written request of the Borrower, each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W8-BEN or Form W8-ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax, or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

            (f) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (e) above; provided, however, that the Borrower shall be required to pay those amounts to any Lender (or Transferee) that it was required to pay hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of such paragraph (e).

            (g) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

            SECTION 2.19. Termination or Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall become subject to any receivership, conservatorship or other insolvency proceeding, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, (a) so long as no Event of Default or Default shall have occurred and be continuing, to terminate the Commitment of such Lender or (b) to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to an Eligible Assignee which shall assume such obligations; provided that (i) no such termination or assignment shall conflict with any law, rule, regulation or order of any Governmental

Authority and (ii) the Borrower or the Eligible Assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

            SECTION 2.20. Increase in Commitments.

            (a) The Borrower may from time to time request an increase in the Total Commitment by an aggregate amount not to exceed $50,000,000; provided, that there exists no Default or Event of Default and the amount of the increase may be incurred as "Priority Indebtedness" under the Indebtedness and other agreements described on Schedule 6.01. The Borrower may request the increase by
(i) agreeing with one or more existing Lenders (each, an "Assuming Lender") that such Lender's Commitment shall be increased or (ii) designating one or more Eligible Assignees not theretofore a Lender to become a Lender (each an "Additional Lender") by executing a Joinder Agreement, which designation shall be subject to the approval of the Administrative Agent. No Lender shall be obligated to increase such Lender's Commitment.

            (b) If the Total Commitment is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date of such increase (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. On the Increase Effective Date, the Borrower shall repay all of the outstanding Loans (and pay any additional amounts required pursuant to Section 2.14, if any, if the Increase Effective Date is not the last day of any Interest Period applicable to the Loans being repaid) and shall reborrow such Loans from the Lenders, the Additional Lenders and the Assuming Lenders so that the Percentage of each Lender, each Additional Lender and each Assuming Lender in the Total Commitment shall be identical to its Percentage of the outstanding Loans.

            (c) As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent (i) a Compliance Certificate demonstrating pro forma compliance with the covenants contained in Sections 5.12, 6.02, 6.04,
6.10 and 6.11 and Article VII after giving effect to such increase and (ii) a certificate of the Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by the president, chief executive officer or a Financial Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase and
(ii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article III are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and no Default or Event of Default exists. The Borrower shall deliver new or amended Notes reflecting the increased Commitment of any Lender holding or requesting a Note. The Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes therein resulting from such increase.

            (d) This Section shall supersede any provisions in Section 2.15 or
10.08 to the contrary.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to each of the Lenders and the Administrative Agent that:

            SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

            SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and
(b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any of its Subsidiaries, (B) any order, writ, ruling, injunction or decree of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of (or the obligation to create or impose) any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

            SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which it is a party when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

            SECTION 3.04. Governmental and Other Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any third party is or will be required in connection with the Transactions or the enforceability of the Loan Documents, to which any Loan Party is a party, except such as have been made or obtained and are in full force and effect.

            SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated and consolidating balance sheets and statements of income and cash flows as of and for the fiscal year ended March 31, 2001, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

            SECTION 3.06. No Material Adverse Change. There has been no Material Adverse Change since March 31, 2001.

            SECTION 3.07. Title to Properties; Possession Under Leases.

            (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.03.

            (b) Each of the Borrower and its Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

            SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of the Borrower's Subsidiaries and the percentage ownership interest of the Borrower therein. The capital stock of each such Subsidiary is duly authorized, validly issued and fully paid and nonassessable. The Borrower has no majority ownership interest in any Person other than a Person that is a Subsidiary of the Borrower.

            SECTION 3.09. Litigation; Compliance with Laws.

            (a) There are no actions, suits, investigations or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any business, property or rights of any such Person
(i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

            (b) Neither the Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, ruling, injunction or decree of any Governmental Authority, where such violation or default could result in a Material Adverse Effect.

            SECTION 3.10. Agreements.

            (a) Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could result in a Material Adverse Effect.

            (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.

            SECTION 3.11. Federal Reserve Regulations.

            (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (b) No part of the proceeds of any Loan or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

            SECTION 3.12. Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed. The Borrower is not subject to the Interstate Commerce Act.

            SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans only (i) to pay all outstanding obligations under the existing 5-Year Credit Agreement dated as of June 30, 1997 among the Borrower, The Chase Manhattan Bank, N.A., as administrative agent, and the lenders named therein (as amended, the "Existing Facility"), (ii) to finance the working capital needs of the Borrower and its Subsidiaries in the ordinary course of business, and (iii) for general corporate purposes.

            SECTION 3.14. Tax Returns. Each of the Borrower and its Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary shall have set aside on its respective books adequate reserves.

            SECTION 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the Information Memorandum or the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

            SECTION 3.16. Employee Benefit Plans. Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975, 4980 or, with respect to a group health plan (as defined in Section 607(2) of ERISA or Section 4980B(g)(2) of the Code), under Section 4980B of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $10,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

            SECTION 3.17. Environmental and Safety Matters. The Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety. Neither the Borrower nor any of its Subsidiaries has received notice of any material failure so to comply. The Borrower's and its Subsidiaries' facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or employee health and safety, in violation in any material respect of any law or any regulations promulgated pursuant thereto. The Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability on the part of the Borrower or any of its Subsidiaries.

            SECTION 3.18. Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

            SECTION 3.19. Priority Indebtedness. The total amount of "Priority Indebtedness" as defined in and as permitted under each of the documents governing Indebtedness and other agreements of the Borrower and its Subsidiaries on the Closing Date and an itemized list of the types and amounts of "Priority Indebtedness" in existence on the Closing Date (including the Guaranteed Portion) under each such Indebtedness document or other agreement are set forth on Schedule 3.19.

            SECTION 3.20. Liquidity. As of the Closing Date, the Borrower and its Subsidiaries have sufficient liquidity consisting of cash, cash equivalents and availability under credit agreements and other financing documents (for which the conditions precedent to funding can be satisfied) to operate their businesses in the ordinary course.

ARTICLE IV. CONDITIONS OF LENDING

            SECTION 4.01. Initial Credit Event. The obligations of the Lenders to make the initial Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied:

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent and the Lenders (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) Upon request of a Lender, the Administrative Agent on behalf of such Lender shall have received a duly executed Note complying with the provisions of Section 2.04.

            (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of outside counsel to the Borrower and its Subsidiaries acceptable to the Administrative Agent, substantially in the form of Exhibit E, and covering such other matters relating to the Borrower, the Guarantors, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

            (d) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, U-Haul International, Inc. and Amerco Real Estate Company, certified as of a recent date by the Secretary of State of the state of each such Person's organization, and a certificate as to the good standing of each such Person as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower, U-Haul International, Inc. and Amerco Real Estate Company as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which each Loan Party is a party and the borrowings hereunder (or, if the Board of Directors of any Loan Party has delegated the authority to adopt such resolutions to the Executive Finance Committee thereof, then (x) the resolution of the Board of Directors of such Loan Party evidencing such delegation and (y) the authorizing resolutions of the Executive Finance Committee), and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower, U-Haul International, Inc. and Amerco Real Estate Company have not been amended since the date of the last amendment thereto shown on the certificated articles of incorporation furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document to which any Loan Party is a party or any other document delivered in connection herewith on behalf of any Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or their counsel or Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Administrative Agent, may reasonably request.

            (e) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of Section 4.02.

            (f) The Administrative Agent, the Lenders and the Lead Arranger shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, without limitation, the fees and expenses payable to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Administrative Agent, and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

            (g) The Administrative Agent shall have received evidence satisfactory to it that all amounts due and owing pursuant to the Existing Facility have been paid in full substantially simultaneously with the closing of this Facility, and the commitments of the lenders or note purchasers thereunder have been terminated.

            (h) The Administrative Agent shall have received written confirmation of all governmental or third party approvals which, in its sole discretion, the Administrative Agent has deemed necessary or advisable in connection with the financing contemplated under this Facility or the ongoing and continuing operations of the Borrower or any of its Subsidiaries.

            (i) The Administrative Agent shall have received (i) the audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available, (ii) the unaudited interim consolidated financial statements of the Borrower for the quarterly period ended December 31, 2001, prepared in accordance with Rule 10-01(d) under Regulation S-X of the Securities Act of 1933 (as amended) and NASDAQ Marketplace Rule 4310(c)(14); and (iii) if the audited consolidated financial statements of the Borrower for the fiscal year ended March 31, 2002 are not available on the Closing Date, a draft of such audited annual consolidated financial statements; such financial statements as required under this Section 4.01(i) shall be in form and substance satisfactory to the Administrative Agent.

            (j) All legal matters incident to this Agreement and the Transactions contemplated hereby shall be satisfactory to the Lenders and their counsel and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Administrative Agent.

            (k) The Administrative Agent shall have received a consent letter from the C. T. Corporation System, presently located at 111 Eight Avenue, New York, New York 10111 (together with any successor thereto, the "Consent Agent"), indicating its consent to its appointment as agent to receive service of process on behalf of the Borrower.

            (l) The Administrative Agent shall have received the Guaranty, duly executed by the Guarantors party thereto.

            (m) The Administrative Agent shall have received the Pledge Agreement, duly executed by the Borrower and the Guarantors party thereto, together with (i) instruments evidencing the Pledged Debt (as defined in the Pledge Agreement) endorsed in blank and (ii) duly executed financing statements in appropriate form for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Pledge Agreement covering the Collateral described in the Pledge Agreement; provided, that the Collateral will exclude any assets as to which the granting of a Lien thereon would result in a breach or violation of any agreement, indenture, contract or other document to which the Borrower or any of its Subsidiaries is a party.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied at or prior to 3:00 p.m., New York City time, on June 28, 2002, (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            (b) Each Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

            (c) In the case of a Borrowing, the Administrative Agent shall have received a notice of such Borrowing as required by Section 2.02(f) or 2.03.

            Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V.  AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees with each Lender and the Administrative Agent, that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of its Subsidiaries to:

            SECTION 5.01. Existence; Businesses and Properties.

            (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04.

            (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with (i) all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

            SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

            SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary of the Borrower shall have set aside on its respective books adequate reserves with respect thereto.

            SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

            (a) (i) as soon as practicable and in any event within 60 days after the end of each of the first three fiscal quarters, (A) consolidated balance sheets of the Borrower and its Subsidiaries, (B) consolidated balance sheets of the Borrower and the Non-Insurance Subsidiaries and (C) balance sheets of the Insurance Subsidiaries, each as at the end of such period, and the related statements of income, stockholders' equity and cash flows for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year (but together with the consolidating intercompany eliminations and adjustments in the case of (B) and (C)), all in reasonable detail and certified by a Financial Officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries (or, in the case of (B), the Borrower and its Non-Insurance Subsidiaries, and in the case of (C), the Insurance Subsidiaries) as at the date indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP, subject to changes resulting from audit and normal year-end adjustments; and

            (ii) as soon as practicable and in any event within 60 days after the end of each of the first three fiscal quarters, a copy of the quarterly statement of each of the Insurance Subsidiaries, in each case, for such fiscal quarter and as filed with the Applicable Regulatory Insurance Authority, all prepared in accordance with SAP and accompanied by the certification of a Financial Officer of such Insurance Subsidiary that such financial statements present fairly in all material respects the financial condition and results of operations of such Insurance Subsidiary in accordance with SAP;

            (b) (i) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case, in comparative form the consolidated figures for the previous year, all in reasonable detail and accompanied by a report thereon by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Required Lenders, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries, as at the dates indicated, and the results of their operations and cash flows for the periods indicated in conformity with GAAP (applied on a basis consistent with prior years unless as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Borrower, balance sheets of the Borrower and the Non-Insurance Subsidiaries and balance sheets of the Insurance Subsidiaries, each as at the end of such year, and the related statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, together with the consolidating intercompany eliminations and adjustments, all in reasonable detail and accompanied by a report thereon by PricewaterhouseCoopers or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Required Lenders, which report shall state that the balance sheets of the Borrower and the Non-Insurance Subsidiaries and balance sheets of the Insurance Subsidiaries and the related statements of income, stockholders' equity and cash flows, together with consolidating intercompany eliminations and adjustments, were subjected to the auditing procedures applied in the examination of the consolidated financial statements referred to in Section 5.04(b)(i) and are fairly stated in all material respects in relation to the consolidated financial statements taken as a whole; and

            (iii) as soon as practicable and in any event within 120 days after the end of each fiscal year of each Insurance Subsidiary, a copy of the Annual Statement of such Insurance Subsidiary for such fiscal year and as filed with the Applicable Regulatory Insurance Authority, all prepared in accordance with SAP, and accompanied by the certification of a Financial Officer of such Insurance Subsidiary that such Annual Statement presents fairly in all material respects the financial condition and results of operations of such Insurance Subsidiary in accordance with SAP;

            (c) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to Sections 5.04(a) and (b) above, (i) a certificate of a Financial Officer stating that the signer thereof has reviewed the terms of this Agreement and the Notes, if any, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; (ii) a Compliance Certificate demonstrating in reasonable detail (x) compliance during and at the end of such accounting periods with the covenants contained in Sections 5.12, 6.02, 6.04,
6.10 and 6.11 and Article VII and (y) the amount of the

Guaranteed Portion as of the end of such accounting periods; and (iii) an updated Schedule 3.19 showing the total amount of "Priority Indebtedness" as defined in and as permitted under each of the documents governing Indebtedness and the other agreements of the Borrower and its Subsidiaries and an itemized list of the types and amounts of such "Priority Indebtedness" (including the Guaranteed Portion) in existence under each such Indebtedness document and other agreement as of the end of such accounting periods;

            (d) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to Section 5.04(b) above, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention that causes them to believe that either or both the information contained in the certificates delivered therewith pursuant to
Section 5.04(b) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to Section 5.04(c) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

            (e) promptly upon request therefor, all reports submitted to the Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

            (f) promptly upon their becoming available, all (i) financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders or by any of its Subsidiaries to its security holders other than the Borrower or another of its Subsidiaries,
(ii) regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions, and (iii) press releases and other statements made available generally by the Borrower or any of it Subsidiaries to the public concerning material developments in the business of the Borrower and its Subsidiaries;

            (g) promptly upon any officer of the Borrower obtaining knowledge
(i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any Lender or the Administrative Agent has given any notice or taken any other action with respect to a claimed Event of Default or Default under this Agreement, (ii) that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph (f) of Article VIII or (iii) of any condition or event that might have a Material Adverse Effect, a certificate of a Financial Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

            (h) promptly upon any officer of the Borrower obtaining knowledge of
(i) the institution of, or threat of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the Lenders, or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, might have a Material Adverse Effect, the Borrower shall promptly give notice thereof to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders and their counsel to evaluate such matters;

            (i) promptly (i) after receipt thereof, copies of all regular and periodic reports of examinations (including, without limitation, triennial examinations and annual risk adjusted capital reports) of any Insurance Subsidiary, delivered to such Person by any Applicable Insurance Regulatory Authority, insurance commission or similar regulatory authority, (ii) after receipt thereof, written notice of any assertion by any Applicable Insurance Regulatory Authority or any governmental agency or agencies substituted therefor, as to a violation of any Applicable Law by any Insurance Subsidiary which is likely to have a Material Adverse Effect, (iii) after receipt thereof, a copy of any notice termination, cancellation or recapture of any Reinsurance Agreement or Retrocession Agreement to which an Insurance Subsidiary is a party to the extent such termination or cancellation is likely to have a Material Adverse Effect and (iv) after receipt thereof, copies of any notice of actual suspension, termination or revocation of any license to transact insurance business or restriction thereon of any Insurance Subsidiary by any Applicable Insurance Regulatory Authority or of receipt of notice from any Applicable Insurance Regulatory Authority notifying any of the Insurance Subsidiaries of a hearing (which is not withdrawn within ten (10) days) relating to such a suspension, termination, revocation or restriction, including any request by an Applicable Insurance Regulatory Authority which commits any of the Insurance Subsidiaries to take, or refrain from taking, any action which affects the authority of any of the Insurance Subsidiaries to conduct its business;

            (j) with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender;

            (k) promptly upon the occurrence thereof, and in any event within five days, notice of a Change of Control, and, as promptly thereafter as possible, such information as may be reasonably available to the Borrower to enable the Lenders and their counsel to evaluate such matter; and

            (l) promptly upon receipt thereof, copies of any notices issued by S&P or Moody's with respect to a change in the rating or outlook of the Borrower's Index Debt.

            SECTION 5.05. ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Lenders upon request a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than ten (10) days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

            SECTION 5.06. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender to visit and inspect the financial records and the properties of the Borrower or any of its Subsidiaries at reasonable times and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of the Borrower or any of its Subsidiaries with the officers thereof and independent accountants therefor.

            SECTION 5.07. Use of Proceeds. Use proceeds of the Loans only (i) to pay all outstanding obligations under the Existing Facility, (ii) to finance the working capital needs of the Borrower and its Subsidiaries in the ordinary course of business, and (iii) for general corporate purposes.

            SECTION 5.08. Equal Security for Loans and Notes; Ratable
Guaranties.

            (a) In the event the Borrower or any of its Subsidiaries shall create, incur, assume or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted pursuant to the provisions of Section 6.03 (unless prior written consent to the creation or assumption thereof shall have been obtained from the Required Lenders), make or cause to be made, at the request of the Required Lenders, effective provision whereby the Loans and the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such other Indebtedness shall be so secured; provided that this covenant shall not be construed as consent by the Required Lenders to any violation by the Borrower or any of its Subsidiaries of the provisions of Section 6.03.

            (b) In the event any Subsidiaries of the Borrower who are not Guarantors or whose Guaranty is limited in amount to less than the Guaranteed Obligations enter into any Contingent Obligations with respect to the Borrower's Indebtedness (other than the Loans) permitted under Section 6.02, the Borrower shall cause such Subsidiaries to enter into guaranties of the Loans in form and substance satisfactory to the Administrative Agent on an equal and ratable basis with any and all other Indebtedness thereby guaranteed as long as any such other Indebtedness shall be so guaranteed; provided that this covenant shall not be construed as consent by the Required Lenders to any violation by any Subsidiary of the Borrower of the provisions of Section 6.02.

            SECTION 5.09. Pari Passu Ranking. Take, or cause to be taken, all action that may be or become necessary or appropriate to ensure that the obligations of the Borrower with respect to the Loans and the Notes will continue to constitute its direct and unconditional obligations, ranking at least pari passu in right of payment with all other present and future unsecured Indebtedness of the Borrower.

            SECTION 5.10. Corporate Franchises, Patents and Licenses. Do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 5.10 shall prevent the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or such Subsidiary.

            SECTION 5.11. Additional Guarantors; Additional Collateral. Upon (a) the request of the Administrative Agent or (b) the formation or acquisition of any new direct or indirect Subsidiary by the Borrower, the Borrower shall, in each case at the Borrower's expense,

            (a) within 10 days after such request, formation or acquisition, (i) cause such Subsidiary to duly execute and deliver to the Administrative Agent an amendment to the Guaranty substantially in the form attached to the Guaranty, whereby such Subsidiary shall jointly and severally guarantee an amount of Obligations equal to the Guaranteed Portion, and (ii) cause, or direct the owner or owners of the outstanding Equity Interests of such Subsidiary to cause, such Subsidiary to duly execute and deliver to the Administrative Agent a pledge amendment substantially in the form attached to the Pledge Agreement, together with (x) instruments evidencing the Pledged Debt (as defined in the Pledge Agreement) endorsed in blank and (y) duly executed financing statements in appropriate form for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Pledge Agreement covering the Collateral described in the Pledge Agreement, whereby such Subsidiary shall grant a Lien on such Pledged Debt to secure an amount of Obligations equal to the Guaranteed Portion; provided, that (A) no Subsidiary of the Borrower will be required to be a Guarantor if the incurrence of such guaranty would result in a breach or violation of any agreement, indenture, contract or other document to which the Borrower or any of its Subsidiaries is a party, existing and as in effect on the Closing Date, or would violate Applicable Law and (B) the Collateral will exclude any assets as to which the granting of a Lien thereon would result in a breach or violation of any agreement, indenture, contract or other document to which the Borrower or any of its Subsidiaries is a party, existing and as in effect on the Closing Date;

            (b) upon request of the Administrative Agent, deliver to the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the Lenders, of outside counsel for the Loan Parties acceptable to the Administrative Agent with respect to any of the foregoing (including any of the foregoing guaranties and pledges being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, and any of the recordings, filings and other actions requested by the Administrative Agent being sufficient to create valid perfected Liens on such properties) and as to such other matters as the Administrative Agent may reasonably request; and

            (c) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties and pledges.

            SECTION 5.12. Additional Financings. Obtain incremental net cash proceeds and/or availability from additional financings in the form of structured asset sales, additional loan agreements (including increases in the Total Commitment after the Closing Date), issuances of bonds, financings by SAC that result in payments on receivables to the Borrower or its Subsidiaries or other financings in an aggregate amount of at least $150,000,000 prior to September 30, 2002.

            SECTION 5.13. Delivery of Corporate Documents. Within 30 days after the Closing Date, the Borrower shall deliver to the Administrative Agent (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Guarantor (other than U-Haul International, Inc. and Amerco Real Estate Company), certified as of a recent date by the Secretary of State of the state of each such Guarantor's organization, and a certificate as to the good standing of each such Guarantor as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Guarantor (other than U-Haul International, Inc. and Amerco Real Estate Company) certifying (A) that attached thereto is a true and complete copy of the by-laws of each Guarantor (other than U-Haul International, Inc. and Amerco Real Estate Company) as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions delivered to the Administrative Agent pursuant to Section 4.01(d)(ii)(B) and (B) that the certificate or articles of incorporation of each Guarantor (other than U-Haul International, Inc. and Amerco Real Estate Company) have not been amended since the date of the last amendment thereto shown on the certificated articles of incorporation furnished pursuant to clause (i) above; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

ARTICLE VI. NEGATIVE COVENANTS

            The Borrower covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of its Subsidiaries to:

            SECTION 6.01. Limitations on Restrictions on Subsidiary Dividends, etc. Enter into or permit to exist any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, (i) the ability of any Subsidiary of the Borrower to make loans or advances to the Borrower or to declare and pay dividends or make distributions on shares of such Subsidiary's capital stock (whether now or hereafter outstanding); provided, however, that any agreement to subordinate Indebtedness owing from any Subsidiary of the Borrower to the Borrower or owing between Subsidiaries of the Borrower to any Priority Indebtedness or to any guarantee of such Indebtedness shall not be deemed to violate this Section 6.01 so long as any such agreement to subordinate does not directly or indirectly prohibit or restrain the ability of any such Subsidiary to make loans or advances to the Borrower or to declare and pay dividends or make distributions on shares of such Subsidiary's capital stock (whether now or hereafter outstanding), (ii) the ability of the Borrower or any of its Subsidiaries to create, grant or assume any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, to secure the Facility, or (iii) the ability of any Subsidiary of the Borrower to guaranty the Borrower's Indebtedness, except, in the case of clauses (ii) and (iii), for the Indebtedness and other agreements described on Schedule 6.01 as in effect on the Closing Date, the Borrower's bond indentures existing and as in effect on the Closing Date, and any indenture, agreement, instrument or other arrangement containing restrictions or prohibitions which are no more restrictive to the Borrower or its Subsidiaries than the terms as set forth in the Borrower's bond indentures existing and as in effect on the Closing Date.

            SECTION 6.02. Priority Indebtedness. Incur, create, assume or permit to exist at any time any Indebtedness or any Sale and Leaseback Obligation, which would result in (a) the sum, without duplication, of (i) Indebtedness of Subsidiaries of the Borrower (excluding Indebtedness of any wholly-owned Subsidiary of the Borrower to the Borrower or of any other wholly-owned Subsidiary of the Borrower to any wholly-owned Subsidiary of the Borrower), (ii) Indebtedness that is secured by Liens permitted under Section 6.03 and (iii) Sale and Leaseback Obligations (other than Sale and Leaseback Obligations that are not Capitalized Lease Obligations and that were entered into prior to the date hereof), exceeding (b) 10% of Consolidated Tangible Net Assets (any such Indebtedness permitted and existing under this Section 6.02 being herein referred to as "Priority Indebtedness"); provided that the amount of Priority Indebtedness available hereunder shall not be greater than the lowest amount of "Priority Indebtedness" as defined in and as available under the documents governing Indebtedness and the other agreements described on Schedule 6.01 and any comparable provision in any other Indebtedness document or other agreement, in each case, so long as such documents or agreements are applicable, if at all; and, if all such documents or agreements are no longer outstanding, then the limit on the amount of Priority Indebtedness set forth in this proviso shall be eliminated; provided, further, that the Sale and Leaseback Obligations included in clause (iii) of this Section 6.02 shall exclude up to $50,000,000 of Sale and Leaseback Obligations entered into after the Closing Date that are not Capitalized Lease Obligations at such time as the definitions of "Priority Indebtedness" in all of the documents governing Indebtedness and the other agreements described on Schedule 6.01 and any comparable provision in any other Indebtedness document or other agreement are amended to provide for such exclusion or all such documents and agreements are no longer applicable. For the avoidance of doubt, the amount of the Guaranteed Portion shall be applied against the amount of Priority Indebtedness permitted under this Section 6.02.

            SECTION 6.03. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including any stock or other securities of any Person (including any Subsidiary of the Borrower)) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

            (a) Liens existing on the date hereof on property or assets of the Borrower and its Subsidiaries securing monetary obligations of the Borrower or any of its Subsidiaries, which, to the extent securing Indebtedness in excess of $1,000,000, are set forth in Schedule 6.03 and any replacement, extension or renewal of any such Lien; provided that (x) no such replacement, extension or renewal shall encumber any additional assets of the Borrower or any of its Subsidiaries and (y) the amount of Indebtedness secured by such Lien shall not be increased from that existing on the Closing Date;

            (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries; provided that
(i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) any such Lien does not by its terms cover any property or assets after the time the Borrower directly or indirectly acquires such property or assets which were not covered immediately prior thereto, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time of acquisition of such property or assets;

            (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

            (d) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not yet due or which are being contested in compliance with Section 5.03;

            (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations (other than any Lien arising under Section 412(N) of the Code, under Section 302 of ERISA or under Title IV of ERISA);

            (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (h) Liens granted by a Subsidiary of the Borrower in favor of the Borrower, as long as the obligations secured by such Liens are pledged to the Administrative Agent for the benefit of the Lenders;

            (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any of its Subsidiaries; provided that (i) such security interests secure

Indebtedness permitted by Sections 6.02 and 7.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 120 days after such acquisition (or construction); (iii) such security interests do not apply to any other property or assets of the Borrower or any of its Subsidiaries; and (iv) the Indebtedness secured by such security interests does not exceed the lesser of the cost or fair market value of the property or assets at the time of acquisition; and

            (j) Liens, in addition to the Liens permitted by clauses (a) through
(i) above, securing Indebtedness of the Borrower or any of its Subsidiaries (including the Obligations hereunder); provided that such Indebtedness is permitted by Section 6.02.

            SECTION 6.04. Mergers, Consolidations and Sales of Assets. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with the Borrower or any of its Subsidiaries, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all of its assets or all or any substantial part of its Core Assets, in each case whether now owned or hereafter acquired, or enter into any agreement to do any of the foregoing at any future time; provided, however, that the Borrower or any of its Subsidiaries may consolidate or merge with any other Person (other than a merger or consolidation of a Guarantor into the Borrower) if (a) the Borrower or such Subsidiary shall be the surviving corporation and
(b) no Event of Default or Default has occurred and is continuing or would occur as a result of such merger or consolidation.

            For the purposes of this Section 6.04, a sale, transfer, lease (other than Core Assets leased pursuant to a Sale and Leaseback Transaction consummated within 120 days of the acquisition thereof) or other disposition of a "substantial part" of the Core Assets of the Borrower or any of its Subsidiaries shall be deemed to have occurred if the book value of the Core Assets to be sold, transferred, leased or otherwise disposed of (or, in the case of shares of capital stock of a Subsidiary of the Borrower owning Core Assets, the greater of the book value of such shares or the proceeds realized from the sale, transfer or other disposition of such shares) when added to the book value (and/or proceeds realized, when applicable, in the case of shares of capital stock of a Subsidiary of the Borrower owning Core Assets) of Core Assets sold, transferred, leased or otherwise disposed of by the Borrower or any of its Subsidiaries (other than (i) Core Assets sold, transferred, leased or disposed of to wholly-owned Subsidiaries of the Borrower and (ii) Core Assets that, when sold, transferred, leased or disposed of, were worn-out, obsolete or unserviceable) during the preceding 12 calendar months, exceeds 10% of Consolidated Tangible Net Assets as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which such sale, transfer, lease or disposition occurs.

            SECTION 6.05. Disposition of Capital Stock of Subsidiaries of the Borrower.

            (a) Sell or dispose of any shares of capital stock or other equity securities of any Subsidiary of the Borrower or any rights to acquire such shares (each, a

"Subsidiary Stock Transfer") unless (i) not less than the fair market value is received in respect of any such Subsidiary Stock Transfer and (ii) such Subsidiary Stock Transfer is not otherwise prohibited under Section 6.04; and

            (b) Notwithstanding anything to the contrary in Section 6.03, pledge, assign or otherwise encumber any Equity Interests of any Subsidiary of the Borrower or any rights to acquire such Equity Interests (other than as security for the Obligations).

            SECTION 6.06. Sale of Receivables. Directly or indirectly, sell with recourse, or sell for less than the fair market value thereof, any of its notes or accounts receivable.

            SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates or any holder of any shares of capital stock of the Borrower or any Affiliate of any such holder, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or its Subsidiaries may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; provided, however, that the foregoing restriction shall not apply to any transaction between the Borrower and its wholly-owned Subsidiaries or between any wholly-owned Subsidiaries of the Borrower.

            SECTION 6.08. Business of Borrower and its Subsidiaries. Enter into at any time any business or business activity that would result in any material change in, or addition to, the lines of business engaged in by the Borrower and its Subsidiaries on the Effective Date of this Agreement.

            SECTION 6.09. Preferred Stock. Issue any shares of preferred stock that provides for any mandatory redemption, sinking fund payment, mandatory repurchase or mandatory prepayment, or allows the holders thereof to require the Borrower or any Subsidiary to repurchase such preferred stock at the option of such holders or upon the occurrence of an event or events, except that the Borrower may, but only with the written consent of the Required Lenders, issue preferred stock which contains provisions allowing a holder thereof to require the Borrower to purchase such preferred stock at the option of such holder upon the occurrence of specified events.

            SECTION 6.10. Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) so long as no Event of Default has occurred and is continuing, the Borrower may declare and pay dividends in a manner consistent with past practices, with respect to (i) its Series A Preferred Stock, no par value, issued prior to the Closing Date, and
(ii) any preferred stock issued after the Closing Date, (c) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (d) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and may buy back the Borrower's common stock in an amount not to exceed $10,000,000 per year and (e) the Borrower may make Restricted Payments (i) to the extent that, after giving effect to such Restricted Payment, the sum of (x) the Borrower's cash and (y) unused availability under this Agreement is at least $100,000,000 more than the aggregate amount of the Borrower's Indebtedness maturing within 18 months from the date of such Restricted Payment and (ii) if the ratio of Adjusted Operating Earnings to Fixed Charges for the period consisting of the four consecutive fiscal quarters ended immediately prior to the date of such Restricted Payment for which financial statements are available is not less than 2.0 to 1.0; provided that, immediately after giving effect to such Restricted Payment, no Default or Event of Default would exist.

            SECTION 6.11. Transfers of Assets to Insurance Subsidiaries. Make any Investment in or transfer any property, stock or other Equity Interests, Core Assets, cash, cash equivalents, receivables, or other assets (other than (i) premiums and deductibles paid to the Insurance Subsidiaries in the ordinary course of business, (ii) service fees related to self-insured medical expenses and (iii) other working capital amounts which are not outstanding for more than 30 days, in each case consistent with past practices) to any of the Insurance Subsidiaries in an amount or value in excess of $35,000,000 in the aggregate over the term of this Agreement.

            SECTION 6.12. Private Placement Amendment. Amend the Private Placement in any manner adverse to the Lenders or which results in any of the covenants or defaults contained therein being more restrictive in any respect than the provisions hereof, including, without limitation, any amendment to the financial covenants contained therein, without the consent of the Required Lenders.

            SECTION 6.13. Intercompany Indebtedness. Enter into, create, incur, assume or permit to exist any Indebtedness owing by the Borrower to any of its Subsidiaries or by any Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower unless such Indebtedness is evidenced by a promissory note substantially in the form of Exhibit J hereto and is pledged by the Borrower or any Guarantor to the Administrative Agent for the benefit of the Lenders; provided, that notwithstanding the foregoing, Indebtedness owing by the Borrower or any Subsidiary to any of the Insurance Subsidiaries, INW Company or U-Haul Co. (Canada) Ltd. Shall not be required to be pledged.

ARTICLE VII. FINANCIAL COVENANTS

            The Borrower covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of its Subsidiaries to:

            SECTION 7.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness if, at any time, the ratio of Consolidated Indebtedness to Adjusted Capitalization would exceed 0.65 to 1.0.

            SECTION 7.02. Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the most recently ended fiscal quarter to be less than the sum of: (a) $597,000,000 plus (b) 25% of cumulative Consolidated Net Income for each fiscal year ending after March 31, 2001, through the date of determination, with no reduction for losses, if any, in any fiscal year.

            SECTION 7.03. Fixed Charge Coverage Ratio. Permit at the end of any fiscal quarter the ratio of Adjusted Operating Earnings to Fixed Charges for the period consisting of the four consecutive fiscal quarters ending with such fiscal quarter to be less than 1.50 to 1.0.

ARTICLE VIII. EVENTS OF DEFAULT

            In case of the happening of any of the following events ("Events of Default"):

            (a) any representation or warranty made or deemed made in or in connection with any Loan Document to which the Borrower is a party, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any such Loan Document, shall prove to have been false in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three days;

            (d) default shall be made in the due observance or performance by the Borrower or its Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a), Section 5.04(g), (h) or (k), Section 5.08,
      Section 5.12, Article VI, Article VII or Section 10.11;

            (e) default shall be made in the due observance or performance by the Borrower or its Subsidiaries of any covenant, condition or agreement contained in any Loan Document to which the Borrower is a party (other than those governed by (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) the day on which an officer of the Borrower first


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
      obtains knowledge of such default and (ii) the day on which notice thereof is given to the Borrower by the Administrative Agent or any Lender;

            (f) the Borrower or any of its Subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than Indebtedness evidenced by the Loan Documents) in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary,
      (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor


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
      to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment;

            (j) any order, judgment or decree shall be entered against the Borrower decreeing the dissolution or split up of the Borrower and such order shall remain undischarged or unstayed for a period in excess of 30 days;

            (k) (i) any Plan shall fail to satisfy the minimum funding standard required for any Plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
      Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063,
      4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or
      4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect upon the business, operations, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary of the Borrower;

            (l)   a Change of Control;

            (m) any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing or shall disaffirm any of its Obligations under any Loan Document; or

            (n) the Pledge Agreement or any financing statement shall for any reason cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby;


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
then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments; and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE IX. THE ADMINISTRATIVE AGENT

            In order to expedite the transactions contemplated by this Agreement, JPMCB is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give prompt notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

            Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry


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
concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 10.04. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided in Section 10.08(b) or elsewhere herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon (i) the advice of legal counsel (including counsel to the Borrower) with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel and (ii) all statements and communications received from the Borrower or from any other Person, believed by it to be authentic, and shall not be liable for any action taken or omitted in good faith on such reliance.

            The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative


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
Agent which shall be a bank with an office in the United States of America, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            With respect to the Loans made by it hereunder and the Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if it were not the Administrative Agent.

            Each Lender recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Administrative Agent to determine whether the transactions contemplated hereby should be classified as "highly leveraged" or assigned any similar or successor classification, and that such determination may be binding upon the other Lenders. Each Lender understands that any such determination shall be made solely by the Administrative Agent based upon such factors (which may include, without limitation, the Administrative Agent's internal policies and prevailing market practices) as the Administrative Agent shall deem relevant and agrees that the Administrative Agent shall have no liability for the consequences of any such determination.

            Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents. The


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
obligations of the Lenders under this paragraph shall survive termination of the Agreement.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

            Except for notices, reports and other documents and information expressly required to be furnished by the Administrative Agent to the Lenders hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Administrative Agent or any of its Affiliates.

            Each Lender hereby acknowledges that neither the syndication agent nor the documentation agent has any liability hereunder other than in its capacity as a Lender.

ARTICLE X.  MISCELLANEOUS

            SECTION 10.01. Notices.

            (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or other telegraphic communications equipment of the sending party, as follows:

            (i) if to the Borrower, to it at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239, Attention of Gary B. Horton (Telecopy No. (702) 688-6338);

            (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Maggie Swales (Telecopy No. (212) 552-5662), with a copy to JPMorgan Chase Bank, 1 Bush Street, Suite 1380, San Francisco, California 94104, Attention of William Rindfuss (Telecopy No.
      (415) 371-4881); and

            (iii) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01, the Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.


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
            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01.

            SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. Notwithstanding the foregoing, the obligations of the Borrower contained in Sections 2.12, 2.14,
2.18 and 10.05 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the principal of and interest on any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

            SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns permitted hereunder.

            SECTION 10.04. Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any


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
attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it, if any) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (b), (c), (g),
      (h) or (j) of Article VIII has occurred and is continuing, any other assignee; and

                  (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an Eligible Assignee that is a Lender immediately prior to giving effect to such assignment or that is an Affiliate of such a Lender.

            (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Type, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (b),
      (c), (g), (h) or (j) of Article VIII has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Type of Commitment or Loan;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note


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
      or Notes subject to such assignment, if any, and a processing and recordation fee of $3,500; and

                  (D) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                        (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.15, 2.18 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                        (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                        (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee, together with the Notes or Notes subject to such assignment, if any, the Eligible Assignee's completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Upon the new Lender's request, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, if any, a new Note or Notes to the order of such assignee. Such new Note or Notes shall be dated the date of the surrendered Note or Notes which they replace and


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
shall otherwise be in substantially the form of Exhibit A hereto. Canceled Notes shall be returned to the Borrower.

            (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Note held by it, if any); provided that

                  (A) such Lender's obligations under this Agreement shall remain unchanged,

                  (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and

                  (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.15 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.

                        (ii) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.18 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.18(e) as though it were a Lender.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Notes issued to it, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a


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security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 10.05. Expenses; Indemnity.

            (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lead Arranger in connection with the syndication of this Facility, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes, including the fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Administrative Agent, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, Lead Arranger or any Lender. The Borrower further agrees that it shall indemnify the Lenders from and hold them harmless against any present or future stamp taxes or documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

            (b) The Borrower agrees to indemnify the Administrative Agent, the Lead Arranger, each Lender and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The obligations of the Borrower hereunder shall include, but not be limited to: (x) the burden and expense of defending all claims, suits and administrative proceedings (with counsel chosen by the Indemnitee or, if requested by such Indemnitee, by the Borrower and reasonably acceptable to such Indemnitee), even if such claims, suits or proceedings are groundless, false or fraudulent; (y) conducting all negotiations of any description; and (z) paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due from or rendered against such Indemnitee. In the event that any Indemnitee shall allow legal counsel to the Borrower to conduct or defend any action to which the indemnification rights of this

Section could be applicable, such Indemnitee shall retain the right to participate in and monitor the progress of any claims, suits and administrative proceedings with counsel of such Indemnitee's own choice, and the reasonable fees and disbursements of such counsel shall be paid by the Borrower. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

            (c) All amounts due under this Section 10.05 shall be due and payable upon written demand therefor.

            SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all the obligations of the Borrower now or hereafter existing under this Agreement and any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 10.08. Waivers; Amendment.

            (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) decrease or extend the date for payment of the Facility Fees of any Lender without the prior written consent of such Lender, (iii) increase or extend any Lender's Commitment, without the prior written consent of such Lender, (iv) release all or substantially all of the Collateral or release all or substantially all of the Guarantors from the Guaranty, without the consent of all of the Lenders, or (v) amend or modify the provisions of Section 2.15, the provisions of this Section, the percentages in the definition of "Required Lenders", the second sentence of Section 10.04(a)(i) or any other provision requiring the consent of each Lender, without in each case the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

            SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans made by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

            SECTION 10.10. Independence of Covenants. All covenants contained in this Agreement shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists.

            SECTION 10.11. Change in Accounting Principles. In the event any change in accounting principles from those used in the preparation of the financial statements referred to in Section 3.05 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by, or required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) directly results in (or would with the passage of time result in) a change in the method of calculation of financial covenants, standards or terms found in Articles I, V and VI and as a result thereof, the Borrower is unable to comply with its related covenants hereunder, the parties hereto agree to use their best-faith efforts for a period of 90 days from the date a responsible officer of the Borrower first becomes aware of the effectiveness or proposed effectiveness of such changes, to amend such provisions so as to reflect equitably such changes with the desired result that (a) such provisions provide to the Lenders (in their sole discretion) adequate protection and security consistent with that provided by the original provisions and (b) the criteria for evaluating the Borrower's financial condition shall be the same after such change as if such change had not been made. In the event that a responsible officer of the Borrower does not become aware of such changes prior to their effectiveness, and such changes directly result in an event which would, pursuant to Article VII, constitute a Default or an Event of Default hereunder, during such 90-day period (so long as the Borrower continues to use its best faith efforts to amend such provision), such default shall not constitute or be deemed a Default or Event of Default hereunder and neither the Administrative Agent nor any Lender may commence any remedial action against the Borrower based thereon (which restriction shall not apply to any other defaults which constitute Events of Default); provided, however, that if the Borrower and the Required Lenders have not reached agreement on appropriate modifications to such provisions by the earlier of (i) the date upon which the Borrower ceases using its best faith efforts to reflect appropriate changes and (ii) the expiration of such 90-day period, any and all limitations contained in this Section 10.11 shall immediately expire and be of no further force or effect.

            SECTION 10.12. Entire Agreement. This Agreement and the other Loan Documents and the agreements referred to in Section 2.06(b) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof (other than the agreements referred to in Section 2.06(b)) is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 10.13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13.

            SECTION 10.14. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 10.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.

            SECTION 10.16. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 10.17. Jurisdiction; Consent to Service of Process.

            (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

            (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) The Borrower hereby irrevocably designates, appoints and empowers the Consent Agent, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its properties, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason the Consent Agent shall cease to be available to act as such, the Borrower agrees to designate a new Consent Agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. The Borrower further irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                      [THIS SPACE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGES TO FOLLOW]

            IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     AMERCO

                                    By _______________________________
                                       Name:
                                       Title:

                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                              JPMORGAN CHASE BANK,
                              individually and as Administrative Agent



                              By _______________________________
                                 Name:
                                 Title:




                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                              BANK OF AMERICA, N.A.


                              By _______________________________
                                 Name:
                                 Title:




                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                              BANK ONE, NA, with its main office in Chicago, Illinois


                              By _______________________________
                                 Name:
                                 Title:




                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                              CITICORP USA, INC.


                              By _______________________________
                                 Name:
                                 Title:




                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                              WELLS FARGO BANK, N.A.


                              By _______________________________
                                 Name:
                                 Title:




                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                              FLEET NATIONAL BANK


                              By _______________________________
                                 Name:
                                 Title:




                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                              U.S. BANK NATIONAL ASSOCIATION


                              By _______________________________
                                 Name:
                                 Title:




                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                              WASHINGTON MUTUAL BANK

                              By _______________________________
                                 Name:
                                 Title:




                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                              LASALLE BANK NATIONAL ASSOCIATION


                              By _______________________________
                                 Name:
                                 Title:




                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                              KBC BANK N.V.


                              By _______________________________
                                 Name:
                                 Title:




                      [THIS SPACE INTENTIONALLY LEFT BLANK
                      ADDITIONAL SIGNATURE PAGES TO FOLLOW]

                                    EXHIBIT A

                                    [FORM OF]

                                      NOTE

                                                                    Reno, Nevada
                                                             _____________, 2002


            FOR VALUE RECEIVED, the undersigned, AMERCO, a Nevada corporation (the "Borrower"), hereby promises to pay to the order of ______________ (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of JPMorgan Chase Bank (the "Administrative Agent") located at 270 Park Avenue, New York, New York 10017, (i) on each Interest Payment Date (as defined in the 3-Year Credit Agreement, dated as of June 28, 2002, among the Borrower, the financial institutions parties thereto and the Administrative Agent (as amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement"), the terms defined therein being used herein as therein defined), _____________ Dollars ($________) or, if less, the aggregate unpaid principal amount of all Loans made to the Borrower by the Lender pursuant to the Credit Agreement to which such Interest Period applies and (ii) on the Maturity Date, the aggregate unpaid principal amount of all Loans made to the Borrower by the Lender pursuant to the Credit Agreement, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

            The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates and at the times provided in the Credit Agreement.

            This Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof. As provided in the Credit Agreement, this Note is subject to voluntary and mandatory prepayment, in whole or in part.

            In case an Event of Default shall occur and be continuing the principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

            The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                     AMERCO



                                     By:
                                        -------------------------------
                                     Title:
                                            ---------------------------

                               Loans and Payments

                                                                               Unpaid           Name of
             Amount and       Last Day of              Payments              Principal          Person
               Type of       Interest Period                                 Balance of         Making
    Date        Loan             of Loan        Principal     Interest          Note           Notation
    ----        ----             -------        ---------     --------          ----           --------


                                  SCHEDULE 1.01

                      LIST OF EXISTING DEBT AGREEMENT TO BE
                             PAID OFF AND TERMINATED

            5-Year Credit Agreement, dated as of June 30, 1997, among AMERCO, the Lenders named therein, and The Chase Manhattan Bank, N.A., as Administrative Agent, as amended, supplemented or otherwise modified from time to time. Total commitments to be terminated on Closing Date: $400,000,000

      Outstanding Loans, accrued interest and Fees to be paid off on Closing Date: $299,066,159.05.

                                  SCHEDULE 2.01

                             LENDERS AND COMMITMENTS

                                                                         Percentage
                                                  Amount of                of Total
     Name of Lender                              Commitment              Commitments
     --------------                              ----------              -----------
JPMorgan Chase Bank                             $ 25,000,000                 12.195%
Bank of America, N.A                            $ 25,000,000                 12.195%
Bank One, NA                                    $ 25,000,000                 12.195%
Citicorp USA, Inc.                              $ 20,000,000                  9.756%
Wells Fargo Bank, N.A                           $ 20,000,000                  9.756%
Fleet National Bank                             $ 20,000,000                  9.756%
U.S. Bank National Association                  $ 20,000,000                  9.756%
Washington Mutual Bank                          $ 20,000,000                  9.756%
LaSalle Bank National Association               $ 20,000,000                  9.756%
KBC Bank N.V.                                   $ 10,000,000                  4.878%
   Total                                        $205,000,000                    100%
                                                ============                 ======

                                  SCHEDULE 3.08
                             SUBSIDIARIES OF AMERCO

CONSOLIDATED SUBSIDIARIES:

                                                                                            Percentage of
                                                                                          Voting Stock Owned
                     Name of Entity                       Jurisdiction of Incorporation   by Immediate Parent
                     --------------                       -----------------------------   -------------------
PARENT                                                                                           N/A

I. AMERCO
   FIRST LEVEL SUBSIDIARY

   A.   Amerco Real Estate Company                                   Nevada                      100%
        SECOND LEVEL SUBSIDIARIES

        1.  Amerco Real Estate Services, Inc.                        Nevada                      100%
        2.  Amerco Real Estate Company of Alabama, Inc.              Alabama                     100%
        3.  Amerco Real Estate Company of Texas, Inc.                 Texas                      100%
        4.  One PAC Company                                          Nevada                      100%
        5.  Two PAC Company                                          Nevada                      100%
        6.  Three PAC Company                                        Nevada                      100%
        7.  Four PAC Company                                         Nevada                      100%
        8.  Five PAC Company                                         Nevada                      100%
        9.  Six PAC Company                                          Nevada                      100%
        10. Seven PAC Company                                        Nevada                      100%
        11. Eight PAC Company                                        Nevada                      100%
        12. Nine PAC Company                                         Nevada                      100%
        13. Ten PAC Company                                          Nevada                      100%
        14. Eleven PAC Company                                       Nevada                      100%
        15. Twelve PAC Company                                       Nevada                      100%
        16. Fourteen PAC Company                                     Nevada                      100%
        17. Fifteen PAC Company                                      Nevada                      100%
        18. Sixteen PAC Company                                      Nevada                      100%
        19. Seventeen PAC Company                                    Nevada                      100%
        20. Nationwide Commercial Co.                                Arizona                     100%
           THIRD LEVEL SUBSIDIARIES

           a. Yonkers Property Corporation                          New York                     100%
   FIRST LEVEL SUBSIDIARY

   B.   Republic Western Insurance Company                           Arizona                     100%
        SECOND LEVEL SUBSIDIARIES

        1.  North American Fire and Casualty Insurance              Louisiana                    100%
        Company
        2.  Republic Western Syndicate, Inc.                        New York                     100%
        3.  Republic Claims Service Co.                              Arizona                     100%

                                  SCHEDULE 3.08
                             SUBSIDIARIES OF AMERCO

                     CONSOLIDATED SUBSIDIARIES: (CONTINUED)

        4.  RWIC Investments, Inc.                                   Arizona                     100%
           THIRD LEVEL SUBSIDIARIES

        a.  Republic Western Specialty Underwriters,                 Arizona                     100%
        Inc.
        b.  Ponderosa Insurance Agency, Inc.                         Arizona                     100%
   FIRST LEVEL SUBSIDIARY

   C.   U-Haul International, Inc.                                   Nevada                      100%
        SECOND LEVEL SUBSIDIARIES

        1.  A & M Associates, Inc.                                   Arizona                     100%
        2.  INW Company                                            Washington                    100%
        3.  U-Haul Business Consultants, Inc.                        Arizona                     100%
        4.  U-Haul Co. of Alabama, Inc.                              Alabama                     100%
        5.  U-Haul Co. of Alaska                                     Alaska                      100%
        6.  U-Haul Co. of Arizona                                    Arizona                     100%
        7.  U-Haul Co. of Arkansas                                  Arkansas                     100%
        8.  U-Haul Co. of California                               California                    100%
        9.  U-Haul Co. (Canada) Ltd.                                 Ontario                     100%
        10. U-Haul Co. of Colorado                                  Colorado                     100%
        11. U-Haul Co. of Connecticut                              Connecticut                   100%
        12. U-Haul Co. of District of Columbia, Inc.          District of Columbia               100%
        13. U-Haul of Florida                                        Florida                     100%
        14. U-Haul Co. of Georgia                                    Georgia                     100%
        15. U-Haul of Hawaii, Inc.                                   Hawaii                      100%
        16. U-Haul Co. of Idaho, Inc.                                 Idaho                      100%
        17. U-Haul Co. of Illinois, Inc.                            Illinois                     100%
        18. U-Haul Co. of Indiana, Inc.                              Indiana                     100%
        19. U-Haul Co. of Iowa, Inc.                                  Iowa                       100%
        20. U-Haul Co. of Kansas, Inc.                               Kansas                      100%
        21. U-Haul Co. of Kentucky                                  Kentucky                     100%
        22. U-Haul Co. of Louisiana                                 Louisiana                    100%
        23. U-Haul Co. of Maine, Inc.                                 Maine                      100%
        24. U-Haul Co. of Maryland, Inc.                            Maryland                     100%
        25. U-Haul Co. of Massachusetts, Inc.                     Massachusetts                  100%
        26. U-Haul Co. of Michigan                                  Michigan                     100%
        27. U-Haul Co. of Minnesota                                 Minnesota                    100%
        28. U-Haul Co. of Mississippi                              Mississippi                   100%
        29. U-Haul Company of Missouri                              Missouri                     100%
        30. U-Haul Co. of Montana, Inc.                              Montana                     100%
        31. U-Haul Co. of Nebraska                                  Nebraska                     100%

                                  SCHEDULE 3.08
                             SUBSIDIARIES OF AMERCO

                     CONSOLIDATED SUBSIDIARIES: (CONTINUED)


        32. U-Haul Co. of Nevada, Inc.                               Nevada                      100%
        33. U-Haul Co. of New Hampshire, Inc.                     New Hampshire                  100%
        34. U-Haul Co. of New Jersey, Inc.                         New Jersey                    100%
        35. U-Haul Co. of New Mexico, Inc.                         New Mexico                    100%
        36. U-Haul Co. of New York, Inc.                            New York                     100%
        37. U-Haul Co. of North Carolina                         North Carolina                  100%
        38. U-Haul Co. of North Dakota                            North Dakota                   100%
        39. U-Haul Co. of Oklahoma, Inc.                            Oklahoma                     100%
        40. U-Haul Co. of Oregon                                     Oregon                      100%
        41. U-Haul Co. of Pennsylvania                            Pennsylvania                   100%
        42. U-Haul Co. of Rhode Island                            Rhode Island                   100%
        43. U-Haul Co. of South Carolina, Inc.                   South Carolina                  100%
        44. U-Haul Co. of South Dakota, Inc.                      South Dakota                   100%
        45. U-Haul Co. of Tennessee                                 Tennessee                    100%
        46. U-Haul Co. of Utah, Inc.                                  Utah                       100%
        47. U-Haul Co. of Virginia                                  Virginia                     100%
        48. U-Haul Co. of Washington                               Washington                    100%
        49. U-Haul Co. of West Virginia                           West Virginia                  100%
        50. U-Haul Co. of Wisconsin, Inc.                           Wisconsin                    100%
        51. U-Haul Co. of Wyoming, Inc.                              Wyoming                     100%
        52. U-Haul Leasing & Sales Co.                               Nevada                      100%
        53. U-Haul Self-Storage Corporation                          Nevada                      100%
        54. U-Haul Co. of Texas                                       Texas                      100%
            THIRD LEVEL SUBSIDIARIES

            a.    Mover's Club, Inc.                                  Texas                      100%

   FIRST LEVEL SUBSIDIARIES

   D.   Oxford Life Insurance Company                                Arizona                     100%

   SECOND LEVEL SUBSIDIARIES

   1.   Oxford Life Insurance Agency, Inc.                           Arizona                     100%
   2.   Christian Fidelity Life Insurance Company                     Texas                      100%
   3.   Encore Financial, Inc.                                      Wisconsin                    100%

   THIRD LEVEL SUBSIDIARIES

   a.   North American Insurance Company                            Wisconsin                    100%
   b.   Encore Agency, Inc.                                         Louisiana                    100%

   FOURTH LEVEL SUBSIDIARIES

   i. Community Health, Inc.                                        Wisconsin                     80%

                                  SCHEDULE 3.08
                             SUBSIDIARIES OF AMERCO

                     CONSOLIDATED SUBSIDIARIES: (CONTINUED)


SUBSIDIARIES (OTHER THAN
CONSOLIDATED SUBSIDIARIES):


                                         Percentage of Voting Stock Owned
                      Jurisdiction of       by AMERCO and each other
Name of Subsidiary     Incorporation          Subsidiary of AMERCO
------------------     -------------          --------------------
  None                                                  N/A

                                  SCHEDULE 3.19
                              PRIORITY INDEBTEDNESS


Consolidated Tangible Net Assets as defined
As of December 31, 2001                                           $3,504,942,000

Maximum allowed under Credit Agreement and
Agreements reflected on Schedule 6.01 (10% of
Consolidated Tangible Net Assets)                                 $  350,494,000

Priority Indebtedness as defined

Amerco Real Estate Senior Notes Series A                          $   95,000,000
Amerco Real Estate Senior Notes Series B                          $    5,000,000
Subsidiary Mortgage Obligations                                   $      213,031
Subsidiary Guarantees under this Credit Agreement                 $  205,000,000

Total Priority Indebtedness as Defined                            $  305,213,031


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
                                  SCHEDULE 6.01
                              EXISTING INDEBTEDNESS

$95,000,000 AMERCO REAL ESTATE SENIOR NOTES SERIES A DATED MARCH 15, 2002 $5,000,000 AMERCO REAL ESTATE SENIOR NOTES SERIES B DATED MARCH 15, 2002 AMERCO SECURITIZED ASSET DEFEASANCE PROGRAM DATED SEPTEMBER 14, 1999
BANK OF MONTREAL SYNTHETIC LEASE FACILITY DATED AS OF JULY 27, 1999
ROYAL BANK OF CANADA SYNTHETIC LEASE FACILITY DATED AS OF APRIL 5, 2001 INTEREST RATE AND CURRENCY EXCHANGE AGREEMENT WITH CHEMICAL BANK DATED
  MARCH 5, 1992


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
                                  SCHEDULE 6.03
               LIENS SECURING INDEBTEDNESS IN EXCESS OF $1,000,000

                                      NONE.


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